Exhibit 99.1

Conmed Healthcare Management, Inc.
Extends Exclusivity Agreement
with James H. Desnick, M.D.

Hanover, Md. -- (BUSINESS WIRE) — June 24, 2011 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, today announced that it has extended the previously announced exclusivity agreement with James H. Desnick, M.D. in connection with his evaluation of a possible acquisition of the Company. The exclusivity agreement will terminate at the earlier of 5:00 p.m. EDT on July 8, 2011, the date on which a definitive agreement between the Company and Dr. Desnick and/or his affiliates concerning a possible transaction is entered into, and the date on which Dr. Desnick notifies the Company that he does not wish to proceed with a transaction with the Company. All other terms of the exclusivity agreement remained the same.

The exclusivity agreement is not an agreement or understanding between the parties to enter into a transaction and there can be no assurances as to whether any transaction with Dr. Desnick or any other person will be recommended by the Board of Directors or undertaken or, if so, upon what terms and conditions.  The Company does not intend to disclose developments with respect to the progress of its evaluation of any strategic transactions until such time as the Board of Directors has approved a transaction or otherwise deems disclosure appropriate.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal adult and juvenile correctional facilities in nine states, including Arizona, Kansas, Maryland, New Jersey, Oklahoma, Oregon, Tennessee, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; the Company’s ability to pursue a strategic transaction, if at all, or the ultimate value to be recognized in the event of a sale; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

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